Exhibit 6

Transactions in Securities of the Issuer

EVOGENE LTD.

Reporting Person	Nature of the Transaction	Securities Purchased/ (Sold)	Price Per Security (US$)	Date of Purchase/ Sale

L.I.A. Pure Capital Ltd.	Acquisition of American Depositary Shares, each representing one (1) Ordinary Share, par value NIS 0.20, of the Company.	28,330	0.54	08/03/2026

L.I.A. Pure Capital Ltd.	Acquisition of American Depositary Shares, each representing one (1) Ordinary Share, par value NIS 0.20, of the Company.	90,010	0.63	08/04/2026

L.I.A. Pure Capital Ltd.	Acquisition of American Depositary Shares, each representing one (1) Ordinary Share, par value NIS 0.20, of the Company.	6,000	0.53	08/04/2026

L.I.A. Pure Capital Ltd.	Acquisition of American Depositary Shares, each representing one (1) Ordinary Share, par value NIS 0.20, of the Company.	5,000	0.51	08/04/2026

L.I.A. Pure Capital Ltd.	Acquisition of American Depositary Shares, each representing one (1) Ordinary Share, par value NIS 0.20, of the Company.	5,000	0.64	08/05/2026

L.I.A. Pure Capital Ltd.	Acquisition of American Depositary Shares, each representing one (1) Ordinary Share, par value NIS 0.20, of the Company.	81,960	0.68	08/06/2026